FS Investment Corporation II 8-K

Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of May 12, 2017 (together with all exhibits and schedules hereto, this “Fourth Amendment”), is entered into by and between DUNNING CREEK LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender (DBNY and each other Lender party to the Credit Agreement from time to time, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A.       The Borrower and DBNY are parties to a Credit Agreement dated as of May 14, 2014 by and among the Borrower and DBNY, as Administrative Agent and as a Lender, as amended pursuant to that (i) First Amendment to Credit Agreement dated as of June 4, 2014, (ii) Second Amendment to Credit Agreement dated as of May 14, 2015 and (iii) the Third Amendment to Credit Agreement dated as of May 13, 2016 (the credit agreement, as amended and amended and restated prior to the date hereof, the “Credit Agreement” and, the Credit Agreement, as amended by this Fourth Amendment, the “Amended Credit Agreement”).

B.       The parties hereto desire, among other things, to (i) modify the interest periods with respect to Loans, (ii) extend the Scheduled Commitment Termination Date and (iii) modify certain other terms of the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.       Amendment of Credit Agreement. Subject to satisfaction of the of the conditions precedent set forth in Section 2 hereof, effective as of May 14, 2017 (as defined below), the Credit Agreement is hereby amended as follows:

(a)       Section 2.03(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(a) Setup Fee. The Borrower shall pay to DBNY a Setup Fee in an amount and at the time as set forth in the fee letter between DBNY and the Borrower dated as of May 12, 2017 (the “May 2017 Fee Letter”). The Borrower agrees that, once paid, the fees or any part thereof payable hereunder are irrevocable and non-refundable under any circumstances. The May 2017 Fee Letter supersedes all prior fee letters, which remain valid and enforceable until the execution of the May 2017 Fee Letter.”

(b)       Section 3.04(a) of the Credit Agreement is hereby amended by replacing any reference therein to Weighted Average Rate with LIBOR Rate.

(c)       Section 3.04(b) of the Credit Agreement is hereby amended by replacing any reference therein to Weighted Average Rate with LIBOR Rate.

(d)       Section 3.04(c) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(c)      Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans, but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of Loans does not occur on a date specified therefor in a Borrowing Request (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 3.04(b)(i) (Increased Costs, Illegality, etc.)), (ii) if any prepayment, repayment or conversion of any of its Loans occurs on a date which is not the last day of an Interest Period applicable thereto, (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of (c) any other default by the Borrower to repay its Loans when required by the terms of this Agreement (including an Event of Default resulting in acceleration of the maturity of the Loans hereunder) or (d) an action taken pursuant to Section 3.04(b)(ii) (Increased Costs, Illegality, etc.). A Lender’s basis for requesting compensation pursuant to this Section 3.04(c) and a Lender’s calculation of the amount thereof shall, absent manifest error, be final and conclusive and binding on the Borrower. With respect to clause (ii) of the immediately preceding sentence, the compensation owed to the relevant Lender shall be equal to (x) the product of (1) the amount of the applicable Loans made by the relevant Lender, (2) the excess (if any) of (A) the LIBOR Rate for the relevant Interest Period applicable to such Loans over (B) the LIBOR Rate applicable to a period equal to the number of days remaining in the Interest Period applicable to such Loans and (3) the number of days remaining in the Interest Period applicable to such Loans, divided by (y) 360.”

(e)       Section 6.01(f)(v) of the Credit Agreement is hereby amended by replacing “GSO (or any replacement sub-advisor to FSIC II Advisor)” with “the Sub-Advisor”.

(f)        Section 9.03(b) of the Credit Agreement is hereby amended by replacing each reference therein to GSO with “the Sub-Advisor”.

(g)       The definitions of “Applicable Margin,” “LIBOR Rate,” “Regulatory Event” and “Scheduled Commitment Termination Date” in Annex I to the Credit Agreement are hereby replaced in their entirety with the following:

““Applicable Margin” means 1.80% per annum.”

““LIBOR Rate” means, with respect to any Interest Period, a rate per annum equal to the rate for deposits in Dollars for a period of three months that appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM<GO>“ (or any successor screen page) as of 11:00 a.m., London time, on the day that is two London Banking Days preceding the first day of such Interest Period; provided, that in the event no such rate is shown for any Interest Period, the LIBOR Rate for such Interest Period shall be a rate per annum at which three-month deposits in Dollars are offered by Deutsche Bank AG, London Branch, to prime banks in the London interbank market at 11:00 A.M. (London time) on the relevant date specified above in relation to the first day of such Interest Period for delivery on the first day of such Interest Reset Period.”

““Regulatory Event” means the Manager, the Equity Owner, FSIC II Advisor, the Borrower or the Sub-Advisor or any of their directors, principals or officers, as the case may be, when acting in their official capacities in providing investment advice, is formally investigated, officially charged, indicted or convicted by a court, prosecutor or regulatory or self-regulatory governmental authority or agency for fraud, misconduct, embezzlement, money laundering, racketeering, insider trading, market manipulation or other similar illegality or breach of similar regulation.”

““Scheduled Commitment Termination Date” means May 14, 2018.”

(h)          The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

““Fourth Amendment Closing Date” means May 12, 2017.”

““London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.”

““May 2017 Fee Letter” has the meaning set forth in Section 2.03(a).”

““Sub-Advisor” means (x) GSO/Blackstone Debt Funds Management LLC, in its capacity as sub-advisor under the Sub-Advisory Agreement, and (y) any replacement sub-advisor pursuant to an amended Sub-Advisory Agreement or a new sub-advisory agreement.”

(i)            The definitions of “Key Person” and “Key Person Event” in Annex I to the Credit Agreement are hereby deleted in their entirety.

(j)            The definition of “Super-Collateralization Event” in Annex II to the Credit Agreement is hereby replaced in its entirety with the following:

““Super-Collateralization Event” means the occurrence of any of the following events or conditions:

 (i) [reserved];

(ii) an event specified in Section 7.01(i) (Bankruptcy, Insolvency, etc.) with respect to the Sub-Advisor or FSIC II Advisor;

(iii) the date on which any of the following becomes effective: (A) any entity acting as a Sub-Advisor is removed, replaced, terminated or resigns as sub-advisor pursuant to the Sub-Advisory Agreement (including as a result of termination of the Sub-Advisory Agreement) or otherwise ceases for any reason to act as sub-advisor in respect of or to be the only provider (other than FSIC II Advisor) of investment advisory services, directly or indirectly, in connection with this Agreement or (B) FSIC II Advisor is removed, replaced, terminated or resigns as advisor pursuant to the Investment Advisory and Administrative Services Agreement between FSIC II and FSIC II Advisor, dated February 8, 2012 (as amended); or

(iv) an event specified in Section 7.01(m) (Manager and Equity Owner Events), Section 7.01(n) (Net Asset Value), Section 7.01(o) (Anti-Terrorism and Anti-Money Laundering Events) or Section 7.01(p) (Regulatory Events).”

(k)           The Commitment of Deutsche Bank AG, New York Branch, as Lender, shall, from and after the Fourth Amendment Closing Date, be replaced with the Commitment of DBNY set forth on its signature page hereto.

(l)            The address of the Borrower set forth on Schedule 1 of the Credit Agreement is hereby replaced with the following:

Dunning Creek LLC:
201 Rouse Boulevard
Philadelphia, PA 19112
Attention: Legal Department
Telephone: (215) 495-1150
Facsimile: (215) 339-1931
Electronic Mail: credit.notices@fsinvestments.com

Section 2.     Conditions Precedent. It shall be a condition precedent to the effectiveness of Section 1 of this Fourth Amendment that each of the following conditions is satisfied (the date on which such effectiveness occurs, the “Fourth Amendment Closing Date”):

(a)         Agreements. The Administrative Agent shall have received executed counterparts of this Fourth Amendment and the May 2017 Fee Letter duly executed and delivered by an Authorized Representative of the Borrower.

(b)        Evidence of Authority. The Administrative Agent shall have received:

 (1)          a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Fourth Amendment Closing Date, as to:

    (i)       the authority of the Borrower to execute and deliver this Fourth Amendment and to perform its obligations under the Amended Credit Agreement, the Notes, and each other Credit Document executed by it, in each case as amended by this Fourth Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

   (ii)       the absence of any changes in the Organic Documents of the Borrower since the copies delivered in connection with the closing of the Credit Agreement; and

(2)       such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c)          Officer’s Certificate. The Administrative Agent shall have received a certificate (which may be the same certificate as reference in Section 2(b)(i) above) of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Fourth Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1)       all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2)       all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Fourth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3)       all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the Fourth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date); and

(4)       no Default or Event of Default shall be continuing.

(d)          Opinion of Counsel. The Administrative Agent shall have received a legal opinion from Dechert LLP, counsel to the Borrower, the Manager and FSIC II Advisor, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(e)          Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent reaffirming all of its obligations under the Manager Letter entered into in connection with the Credit Agreement.

(f)       Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent reaffirming all of its obligations under the Equity Owner Letter entered into in connection with the Credit Agreement.

(g)       FSIC II Advisor Letter. The Administrative Agent shall have received from FSIC II Advisor a letter in the form of Exhibit C hereto addressed to the Administrative Agent reaffirming all of its obligations under the FSIC II Advisor Letter entered into in connection with the Credit Agreement.

(h)       Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses (x) then due and payable to it under the Credit Agreement and the May 2017 Fee Letter and (y) incurred in connection with negotiating and documenting this Fourth Amendment; it being understood that payment of fees under the 2017 Fee Letter shall not count toward utilization of the limit set forth in clause (x) of the definition of “Administrative Expenses” or toward utilization of any other limit, cap or basket set forth in any Credit Document.

(i)       After giving effect to Section 1 of this Fourth Amendment and any requested Borrowing on the Fourth Amendment Closing Date, (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(j)       Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Fourth Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Fourth Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Fourth Amendment shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3.          Miscellaneous.

(a)       GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)       Amendments, Etc. None of the terms of this Fourth Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)       Severability. If any one or more of the covenants, agreements, provisions or terms of this Fourth Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Fourth Amendment and shall in no way affect the validity or enforceability of the other provisions of this Fourth Amendment.

(d)       Counterparts. This Fourth Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e)       Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)       Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Fourth Amendment.

(g)       Entire Agreement. This Fourth Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the other Credit Documents) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

DUNNING CREEK LLC, as Borrower

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Signature Page to Fourth Amendment]

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Miller Brownstein
Name: Miller Brownstein
Title: Director

By:	/s/ Andrew Johnson
Name: Andrew Johnson
Title: Director

[Signature Page to Fourth Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Miller Brownstein
Name: Miller Brownstein
Title: Director

By:	/s/ Andrew Johnson
Name: Andrew Johnson
Title: Director

The Commitment of Deutsche Bank AG, New York Branch, as Lender is as follows:

Amount of Commitment	Percentage
$150,000,000	100%

[Signature Page to Fourth Amendment]